Exhibit 99.1

For Immediate Release

APTEVO THERAPEUTICS REPORTS 1Q23 FINANCIAL RESULTS AND

PROVIDES BUSINESS UPDATE

Company Achieves Multiple Clinical and Preclinical Milestones and

Raises $9.7 Million in Non-Dilutive Funding, Eliminates Balance Sheet Debt

Introduces Novel Compound APVO711, Dual Mechanism of Action Includes Both Checkpoint Inhibitor and T Cell Stimulator

SEATTLE, WA – May 11, 2023 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today reported financial results for the quarter ended March 31, 2023 and provided a business update.

First Quarter Highlights

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Raised $9.7 million in non-dilutive funding, extending cash runway beyond 12 months
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A portion of the proceeds was used to fully repay the existing debt facility on the Company's balance sheet
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The Company achieved this by closing a transaction for the complete sale of all future IXINITY deferred payments and a portion of IXINITY milestones to XOMA Corporation
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Announced plans to initiate its Phase 2 program in the second half of 2023 to further evaluate APVO436, a bispecific CD3xCD123 ADAPTIR molecule, in combination with venetoclax and azacytidine in frontline and relapsed/refractory venetoclax treatment naïve patients with acute myeloid leukemia (AML). The trial design will be informed by the positive Phase 1 results announced at ASH in December 2022.
•
Dosed the first patient in the Company’s Phase 1 trial evaluating ALG.APV-527 intended for the treatment of solid tumors, potentially including, but not limited to, breast, colon, lung and pancreatic, which are likely to express the 5T4 antigen
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ALG.APV-527 is a bispecific antibody designed to target cancer cells by activating both T-cells and natural killer cells and is intended to bind to tumor-specific antigens, while sparing healthy cells and maximizing immune response
•
Introduced pipeline candidate, APVO711, a PD-L1 x CD40 compound with a dual mechanism of action that includes a checkpoint inhibitor that blocks the T cell inhibitory pathway while also stimulating antigen presenting cells.

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APVO711 has the potential to fight a range of solid malignancies such as head and neck squamous cell carcinoma, melanoma, and carcinomas of the lung, gastrointestinal tract and colon
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The Company filed a provisional patent for APVO711 in January 2023

“As promised, momentum on all fronts continued into the first quarter of this year. Clinical plans continue to progress for our APVO436 Phase 2 program in the treatment of AML, and we continue to advance our ALG.APV-527 Phase 1 trial for the treatment of multiple solid tumor types after dosing the first patient in early February. This trial is ongoing, and we expect preliminary results in the second half of this year, said Marvin White, President and Chief Executive Officer at Aptevo. “We are particularly excited about our new molecule, APVO711. It’s dual mechanism of action has the potential to both stimulate cells that fight cancer and as a checkpoint inhibitor, block the pathways that cause it to spread. APVO711 was also built with safety in mind and is specifically designed to overcome the clinical toxicity commonly associated with CD40.”

He added, “On the business front, we were very pleased to raise $9.7 million in non-dilutive capital by completing the sale of all future IXINITY deferred payments and a portion of IXINITY milestones to XOMA Corporation. We used part of the proceeds to fully repay our debt and are very pleased to say that Aptevo is a debt-free company,” Mr. White concluded.

First Quarter 2023 Financial Results

Cash Position: Aptevo had cash and cash equivalents as of March 31, 2023 totaling $25.3 million.

Royalty Revenue: Royalty revenue for the period covered by this report reflects revenue recorded only in the first quarter of 2022 due to our Amendment to Royalty Purchase Agreement with HCR. As a result of the amendment, we ceased reporting as royalty revenue, royalties paid by Pfizer to HCR related to Pfizer’s sales of RUXIENCE® (rituximab-pvvr). The last quarter for which we reported this royalty revenue was Q1 2022. The Amendment was effected to address a Nasdaq compliance matter and had the additional effect of eliminating the requirement to report all future Pfizer non-cash royalty revenue and extinguishing the liability that we recorded upon the initial sale of the royalties to HCR. RUXIENCE is a registered trademark of Pfizer.

Research and Development Expenses: For the three months ended March 31, 2023, research and development expenses decreased by $0.7 million, to $4.2 million from $4.9 million for the three months ended March 31, 2022. The decrease was primarily due to lower spending on APVO436 as we concluded enrollment in our dose expansion phase of the clinical trial and working toward the launch of Phase 2, following promising clinical data reported in the fourth quarter of 2022. Additionally, we had lower consulting and employee related costs compared to the same period in prior year. The decrease was partially offset by higher spending on the ALG.APV-527 Phase 1 clinical trial.

General and Administrative Expenses: For the three months ended March 31, 2023, general and administrative expenses decreased by $0.3 million, to $3.6 million from $3.9 million for the three months ended March 31, 2022. The decrease is primarily due to lower employee and consulting costs.

Other Income (Expense): Other income (expense) consists primarily of a gain related to sale of nonfinancial asset, costs related to debt extinguishment, accrued exit fees on debt, non-cash interest on financing agreements, and interest on debt.

Other Expense, Net

Other expense, net was $0.1 million and $2.3 million for the three months ended March 31, 2023 and 2022, respectively. Beginning in Q2 2022, we no longer record non-cash interest expense due to our Amendment to the Royalty Purchase Agreement in the second quarter of 2022, which eliminated the liability related to the sale of royalties. This contributed $1.7 million of the decrease during the period. The rest of the decrease is primarily due to lower interest expense recorded in Q1 2023 on our MidCap term loan due to principal paydown.

Gain Related to Sale of Non-Financial Asset

We recorded $9.7 million in other income for the three months ended March 31, 2023, due to the sale of the deferred payments and milestones to XOMA during the quarter. We did not have any such gain for the comparative period in the prior year.

Discontinued Operations: Income from discontinued operations was $1.0 million and $0.2 million for the for the three months ended March 31, 2023 and 2022, respectively. For the three months ended March 31, 2023, we collected $0.5 million in deferred payments from Medexus related to IXINITY sales and $0.2 million related to funds released from escrow from the sale of Aptevo BioTherapeutics in 2020. Additionally, we received $0.3 million related to the sale of hyperimmune business Saol as a result of the collection of certain accounts receivable. For the three months ended March 31, 2022, we collected $0.2 million in deferred payments from Medexus related IXINITY sales.

Net Income (Loss): Aptevo had a net income of $2.8 million or $0.39 per share for the period ended March 31, 2023, compared to a net loss of $7.7 million or $1.55 per share for the corresponding period in 2022.

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts, unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$25,328	$22,635
Royalty and milestone receivable	—	2,500
Prepaid expenses	1,575	1,571
Other current assets	1,582	744
Total current assets	28,485	27,450
Property and equipment, net	1,284	1,462
Operating lease right-of-use asset	5,200	5,303
Total assets	$34,969	$34,215
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$4,134	$3,499
Accrued compensation	627	2,105
Current portion of long-term debt	—	2,000
Other current liabilities	1,036	1,102
Total current liabilities	5,797	8,706
Long-term debt	—	1,456
Operating lease liability	5,916	6,079
Total liabilities	11,713	16,241

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 7,239,471 and 6,466,294 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	49	48
Additional paid-in capital	226,470	223,962
Accumulated deficit	(203,263)	(206,036)
Total stockholders' equity	23,256	17,974
Total liabilities and stockholders' equity	$34,969	$34,215

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts, unaudited)

	For the Three Months Ended March 31,
	2023	2022
Royalty revenue	$—	$3,114
Operating expenses:
Research and development	(4,168)	(4,866)
General and administrative	(3,588)	(3,859)
Loss from operations	(7,756)	(5,611)
Other income (expense):
Other expense from continuing operations, net	(67)	(2,264)
Gain related to sale of non-financial asset	9,650	—
Net income (loss) from continuing operations	$1,827	$(7,875)
Discontinued operations:
Income from discontinued operations	$946	$178
Net income (loss)	$2,773	$(7,697)

Net income (loss) per share:
Basic and diluted net income (loss) from continuing operations	$0.26	$(1.59)
Basic and diluted net income (loss)	$0.39	$(1.55)
Weighted-average shares used to compute per share calculations	$7,022,292	$4,937,456

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel immunotherapies for the treatment of cancer. Aptevo is seeking to improve treatment outcomes of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy and safety of its therapeutic candidates and potential use of any such candidates as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, whether the APVO436 data presented at the ASH conference will be indicative of later stage clinical trials, statements relating to the progress of Aptevo’s clinical programs, including statements relating to a Phase 2 program initiation for APVO436, whether further study of APVO436 in a Phase 2 trial focusing on a targeted patient population will continue to show clinical benefit, whether Aptevo’s final trial results will vary from its preliminary assessment, ALG.APV-527’s potential for multiple indications and the possibility of meaningful data readouts, whether APVO711 will demonstrate the ability to fight a range of solid malignancies, whether Aptevo’s provisional patent application will result in a patent or adequately protect APVO711, whether Aptevo will continue to have momentum in its business in the future, whether Pfizer can continue to generate RUXIENCE revenue for Aptevo to fully earn 2023 milestones, statements relating to Aptevo’s cash position, statements related to Aptevo’s ability to generate stockholder value, and any other statements containing the words “may,” “continue to,” “believes,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of APVO436, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, increased market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628